EXHIBIT 10.6

Third Point Reinsurance Limited

Restricted Share Award Agreement

This RESTRICTED SHARE AWARD AGREEMENT, dated as of             , 2012, is entered into by and between Third Point Reinsurance Limited, a Bermuda corporation (the “Company”), and the Employee whose name appears on the signature page hereof (the “Employee”). Capitalized terms used herein without definition shall have the meanings given to such terms in Section 14.

WHEREAS, the Company desires to grant Shares subject to certain restrictions to the Employee and to evidence the grant of such Shares hereby.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

1. Grant of Restricted Shares. Subject to the terms and conditions of this Agreement, the Company hereby evidences and confirms the grant to the Employee, effective as of the date hereof (the “Grant Date”), of the number of Shares specified on the signature page hereof (the “Restricted Shares”).

2. Vesting.

(a) Normal Vesting. The Restricted Shares shall become fully vested on the «Vesting_Anniversary» anniversary of the Grant Date, subject to the Employee’s continuous employment with the Company or a Subsidiary from the Grant Date to such anniversary. Notwithstanding the foregoing, all of such Restricted Shares shall also become vested at the time and under the circumstances described in Sections 4 and 5.

(b) No Other Accelerated Vesting. The vesting provisions set forth in this Section 2 and in Sections 4 and 5 shall be the exclusive vesting provisions applicable to the Restricted Shares and shall supersede any other provisions relating to vesting, unless such other provision expressly refers to this Agreement by name and date.

3. Share Power; Legending; Custody. In connection with and prior to the grant of the Restricted Shares, the Employee shall have executed and delivered to the Company a joinder to the Members Agreement and the Registration Rights Agreement. Prior to the vesting of the Restricted Shares, the original share certificates evidencing the Restricted Shares shall bear such legends set forth in this Agreement; provided that if the Company, in its sole discretion, shall determine that, under applicable securities laws, any certificates must bear a legend restricting the transfer of such Shares following vesting of the Restricted Shares, the original share certificates shall bear the appropriate legend. Unless otherwise determined by the Committee, such share certificates shall be held in custody by the Secretary of the Company on behalf of the Employee.

4. Termination of Employment.

(a) Special Termination. Unless otherwise determined by the Committee, which shall not use its discretion to decrease any rights provided under this Agreement, in the event that the Employee’s employment with the Company or any Subsidiary (i) terminates by reason of the Employee’s death, (ii) terminates by reason of the Employee’s Disability, (iii) is terminated by the Company without Cause, or (iv) is terminated by the Employee for Good Reason (each a “Special Termination”), all Restricted Shares held by the Employee that are then unvested shall become vested.

(b) Other Termination of Employment. Unless otherwise determined by the Committee, in the event that the Employee’s employment with the Company or any Subsidiary terminates for any reason other than a Special Termination, all Restricted Shares held by the Employee that are then unvested shall be automatically cancelled and forfeited without payment therefor.

5. Change in Control.

(a) Accelerated Vesting of Restricted Shares. In the event of a Change in Control, each Restricted Share held by the Employee that is then unvested shall become vested.

(b) Limitation on Benefits. Notwithstanding anything contained in this Agreement to the contrary, to the extent that any of the payments and benefits provided for under this Agreement or any other agreement or arrangement between the Company and the Employee (collectively, the “Payments”) would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the Employee shall be entitled to waive any or all such Payments to the extent necessary to avoid the application of the excise tax under Section 4999 of the Code. In addition, if (x) immediately prior to a change in ownership or control (within the meaning of Section 280G of the Code), the Company is a corporation described in Section 280G(b)(5)(A)(ii)(I) of the Code, and (y) the Employee elects to provide the waiver contemplated by this Section 5(b), the Company shall use its reasonable efforts to cause any Payments arising out of or in connection with such change in ownership or control to which the Employee is or may become entitled to be submitted for shareholder approval in accordance with Section 280G(b)(5)(B) and Treas. Reg. Section 1.280G-1, Q&A-7.

6. Limited Appointment. The Employee hereby (i) appoints the Company as the limited attorney-in-fact of the Employee to take such actions as may be necessary or appropriate solely to effectuate a transfer of the record ownership of any such Restricted Shares that are unvested and forfeited hereunder and (ii) agrees to sign such share powers and take such other actions as the Company may reasonably request to accomplish the transfer of any unvested Restricted Shares that are forfeited hereunder.

7. Tax Withholding. Upon vesting of the Restricted Shares, the Company or any Subsidiary shall have the power to withhold, or require the Employee to remit to the Company or such Subsidiary, an amount sufficient to satisfy the statutory minimum federal, state, and local withholding tax requirements relating to such transaction.

8. Restrictions on Transfer. Prior to vesting, the Restricted Shares may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypotheticated.

9. Shareholder Rights; Voting, Dividends, etc. The Employee shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those vested and unvested Restricted Shares of which the Employee is the record owner on the record date for such dividend or other distribution and (ii) subject to the terms of the Members Agreement, vote any Restricted Shares of which the Employee is the record owner on the record date for such vote; provided, however, that any cash or property distributed with respect to a Restricted Share (the “Associated Share”) acquired hereunder, including without limitation, a distribution of shares by reason of a share dividend, share split, or otherwise, or a distribution of other securities with respect to an Associated Share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the Associated Share remains subject to such restrictions, and shall be forfeited if and when the Associated Share is so forfeited; and provided, further, that any cash dividends or distributions paid with respect to an Associated Share shall accrue, but shall not be paid to the Employee and shall be subject to forfeiture until such Associated Share become vested.

10. Beneficiary Designation. The Employee may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Employee, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Employee in writing with the Committee during his or her lifetime.

11. No Guarantee of Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Employee’s employment at any time, or confer upon the Employee any right to continue in the employ of the Company or any Subsidiary. For purposes of this Agreement, the “employment” shall be deemed to refer to the Employee’s provision of services to the Company or any Subsidiary as an employee or independent contractor (including as a nonemployee member of the Board), and the “termination of employment” and corollary phrases shall be deemed to refer to the Employee’s cessation of such services with respect to all such persons in all capacities.

12. Right of the Company and the Sponsors to Purchase Shares from the Employee (“Call Right”).

(a) Right to Repurchase Shares. If the Employee’s employment with the Company or any Subsidiary terminates for any reason other than a Special Termination prior to a Public Offering, the Company may elect to purchase all or any portion of the Employee’s vested Restricted Shares by written notice to the Employee delivered on or before the 60th day after the Determination Date. The Sponsors may elect to purchase all or any portion of such Restricted Shares that the Company has not elected to purchase by written notice to the Employee delivered at any time on or before the 80th day after the Determination Date.

(b) Purchase Price. If the Employee’s employment with the Company or any Subsidiary terminates for any reason other than a Special Termination prior to a Public Offering, the purchase price per vested Restricted Share pursuant to this Section 12 shall equal the Fair Market Value as of the later of (i) the effective date of the Employee’s termination of employment (determined without regard to any statutory or deemed or express contractual notice period) and (ii) six months and one day from the date of the Employee’s acquisition of the Restricted Shares (such date, the “Determination Date”).

(c) Closing of Purchase; Payment of Purchase Price. Subject to Section 12(e), the closing of a purchase pursuant to this Section 12 shall take place at the principal office of the Company no later than the 90th day following the Determination Date. At the closing, (i) the Company or the Sponsors, as the case may be, shall, subject to Section 12(d), pay the Purchase Price to the Employee and (ii) if the Employee actually holds any certificates or other instruments representing the Restricted Shares so purchased, the Employee shall deliver to the Company such certificates or other instruments, appropriately endorsed by the Employee or directing that the Restricted Shares be so transferred to the purchaser thereof, as the Company may reasonably require.

(d) Application of the Purchase Price to Certain Loans or Other Obligations. The Company and the Sponsors shall be entitled to apply any amounts otherwise payable pursuant to this Section 12 to discharge any indebtedness of the

Employee to the Company or any of its Subsidiaries or indebtedness that is guaranteed by the Company or any of its Subsidiaries, or to offset any such amounts against any other obligations of the Employee to the Company or any of its Subsidiaries.

(e) Certain Restrictions on Repurchases; Delay of Repurchase. Notwithstanding any other provision of this Agreement, the Company shall not be permitted or obligated to make any payment with respect to a repurchase of any Restricted Shares from the Employee if (i) such repurchase (or the payment of a dividend by a Subsidiary to the Company to fund such repurchase if the Company otherwise lacks the funds to pay the Purchase Price) would result in a violation of the terms or provisions of, or result in a default or an event of default under any of the Financing Agreements; (ii) such repurchase would violate any of the terms or provisions of the Company’s governing corporate documents; (iii) the Company has no funds legally available to make such payment under applicable law; (iv) such repurchase would result in an adverse ratings action against the Company or any of its Subsidiaries by A.M. Best & Company; or (v) the Board concludes it would not be in the interest of the Company to repurchase such Restricted Shares (each, a “Deferral Condition”). If payment with respect to a repurchase by the Company otherwise permitted or required under this Section 12 is prevented by the terms of the preceding sentence, (x) the payment of the applicable Purchase Price shall be postponed and will take place at the first opportunity after the Board determines that the Deferral Condition no longer exists; (y) such repurchase obligation shall rank against other similar repurchase obligations with respect to Shares according to priority in time of the effective date of the termination of employment giving rise to such repurchase; and (z) the Purchase Price shall be increased by an amount equal to interest on such Purchase Price for the period during which payment is delayed at an annual rate equal to the weighted average cost of the Company’s senior secured bank indebtedness outstanding during the delay period.

(f) Right to Retain Shares. If the rights of the Company and the Sponsors to purchase the Restricted Shares pursuant to this Section 12 are not exercised within the applicable time periods specified in Section 12(a) with respect to all of the Restricted Shares, the Employee shall be entitled to retain the remaining Restricted Shares, although those Restricted Shares shall remain subject to all of the other provisions of this Agreement.

(g) Notice of Termination; Etc. Prior to a Public Offering, the Company shall give prompt written notice to the Sponsors of any termination of a Employee’s employment with the Company and of the Company’s decision whether or not to purchase Restricted Shares pursuant to Section 12(a).

(h) Expiration upon a Public Offering. The provisions of this Section 12 shall terminate upon a Public Offering, provided that such termination shall not affect any payment obligation postponed pursuant to Section 12(e).

(i) Allocation of Purchase Rights. The Sponsors may allocate their purchase rights under this Section 12, as among themselves, in such manner as they, in their sole discretion, may agree from time to time; provided that in the event the Sponsors do not reach an agreement with respect to such allocation prior to the time at which any such purchase would occur, the rights shall be allocated pro rata between the Sponsors based on their ownership of the Company’s Shares at the time of such purchase.

13. Restrictions on Sale upon Public Offering. Except as otherwise provided in the Registration Rights Agreement, the Employee agrees that, in the event that the Company files a registration statement under the Act with respect to a public offering of any of its capital shares, the Employee will not effect any sale or distribution of Shares including, but not limited to, pursuant to Rule 144 under the Act, within seven days prior to and 90 days (unless the Company is advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration (the “Trigger Date”), except as part of such registration or unless, in the case of a sale or distribution not involving a public offering, the transferee agrees in writing to be subject to this Section 12; provided that with respect to any shelf registration statement on Form S-3, the Trigger Date shall be the pricing of any offering made under such registration statement and the Employee agrees to execute a customary holdback agreement with the underwriters for any such public offering.

14. Interpretation; Construction. Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby.

15. Amendments. The Committee may, at its sole discretion, at any time and from time to time, alter or amend this Agreement and the terms and conditions of any unvested Restricted Shares (but not any previously granted vested Restricted Shares) awarded pursuant to this Agreement in whole or in part, including without limitation, amending the criteria for vesting set forth in Section 2 hereof, substituting alternative vesting criteria; provided that if such alteration, amendment, suspension, or termination shall not preserve the economic value or shall otherwise materially adversely affect the Employee’s rights, as determined by the Committee in its sole good faith discretion, of any previously granted unvested Restricted Shares, the Committee shall only be permitted to alter, amend, suspend, or terminate such previously granted unvested Restricted Shares if it shall obtain the consent of the holders of a majority of all unvested Restricted Shares granted under this Agreement and any similar restricted share award agreements that are similarly affected by such amendment. The Company shall give written notice to the Employee of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Employee.

16. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

“Act” means the Securities Act of 1933, as amended.

“Agreement” means this Restricted Share Award Agreement, as the same may be amended, modified, supplemented, or restated from time to time after the date hereof.

“Associated Share” shall have the meaning set forth in Section 9.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the refusal or neglect of the Employee to perform substantially his or her employment-related duties; (ii) the Employee’s personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty; (iii) the Employee’s conviction of or entering a plea of guilty or nolo contendere (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any other law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment that in no way adversely affects the Company or any Subsidiary or its reputation or the ability of the Employee to perform his or her employment related duties or to represent the Company or any Subsidiary); or (iv) the material breach by the Employee of any covenant or agreement with the Company or any Subsidiary, or any written policy of the Company or any Subsidiary, not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary; provided that with respect to any Employee who is party to an employment agreement with the Company or any Subsidiary that contains a definition of “Cause”, “Cause” shall have the meaning specified in such Employee’s employment agreement.

“Change in Control” means the first to occur of the following:

(i) the acquisition (whether by purchase, merger, consolidation, or other similar transaction) by any person, entity, or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of all or substantially all of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or by the Sponsors, or any affiliates of any of the foregoing; or

(ii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to one or more persons or entities that are not, immediately prior to such sale, transfer, or other disposition, affiliates of the Company or any Sponsor.

“Closing Date” means the date of the “Closing”, as such term is defined in each of the Subscription Agreements, dated as of December 22, 2011, by and between the Company and the Sponsors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Committee” means the Compensation Committee of the Board or, if there shall not be any committee then serving, the Board.

“Deferral Condition” shall have the meaning set forth in Section 12(e).

“Determination Date” shall have the meaning set forth in Section 12(b).

“Disability” means a physical or mental impairment that renders a Employee unable to perform the essential functions of the Employee’s position even with reasonable accommodation (that does not impose an undue hardship on the Company), and which has lasted at least 60 consecutive days; provided that with respect to any Employee who is party to an employment agreement with the Company or any Subsidiary that contains a definition of “Disability”, “Disability” shall have the meaning specified in such Employee’s employment agreement. A physician selected by the Company or its insurers shall make the determination of the existence of a Disability.

“Employee” shall have the meaning set forth in the preamble to this Agreement.

“Fair Market Value” means, if no Public Offering has occurred, the fair market value of a Share as determined by the Committee. In making a determination of the Fair Market Value, the Committee, using a reasonable method reasonably applied, shall give due consideration to such factors as it deems appropriate, including, but not limited to, the earnings and other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company, and any recent valuation of the Shares that shall have been performed by an independent valuation firm (although nothing herein shall obligate the Committee to obtain any such independent valuation). Following a Public Offering, the Fair Market Value, on any date of determination, shall mean the average of the closing sales prices for a Share as reported on a national exchange for each of the ten business days preceding the date of determination or the average of the last transaction prices for a Share as reported on a nationally recognized system of price quotation for each of the ten business days preceding the date of determination. In the event that there are no Share transactions reported on such exchange or system during such ten-business-day period, Fair Market Value shall mean the closing sales price on the trading date before the commencement of such period.

“Financing Agreements” means any guaranty, financing, or security agreement or document entered into by the Company or any Subsidiary from time to time.

“Good Reason” means (i) the assignment to the Employee of duties that are significantly different from, and that result in a substantial diminution of, the duties of the Employee prior to such assignment; (ii) a reduction in the rate of the Employee’s base salary (other than pursuant to a generally applicable reduction in salaries of senior executive officers); or (iii) a material breach by the Company of this Agreement; provided that the Employee shall have given the Company written notice specifying in reasonable detail the circumstances claimed to constitute Good Reason within 30 days following the occurrence, without the Employee’s consent, of any of the events in clauses (i)–(iii), and the Company shall not have cured the circumstances set forth in the Employee’s notice of termination within 20 days of receipt of such notice; and provided, further, that with respect to any Employee who is party to an employment agreement with the Company or any Subsidiary that contains a definition of “Good Reason”, “Good Reason” shall have the meaning specified in such Employee’s employment agreement.

“Grant Date” shall have the meaning set forth in Section 1.

“Members Agreement” means the Agreement Among Members, dated as of the Closing Date, among the Company, the Sponsors, and certain other shareholders of the Company, as it may be amended from time to time.

“Payments” shall have the meaning set forth in Section 5(b).

“Public Offering” means a public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission that covers (together with prior effective registrations) (i) not less than 25% of the then outstanding Shares, on a fully diluted basis, or (ii) Shares that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers Automated Quotation System, or an equivalent internationally recognized securities exchange or quotation system.

“Purchase Price” means the purchase price per Restricted Share determined in accordance with 12(b).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, among the Company, the Sponsors, and certain other shareholders of the Company, as it may be amended from time to time.

“Restricted Shares” shall have the meaning set forth in Section 1.

“Shares” means the Class A common shares of the Company, par value $0.10 per share.

“Special Termination” shall have the meaning set forth in Section 4(a).

“Sponsors” means, collectively, Daniel S. Loeb, KEP TP Holdings, L.P., KIA TP Holdings, L.P., and Pine Brook LVR, L.P.

“Subsidiary” means any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

“Trigger Date” shall have the meaning set forth in Section 13.

17. Miscellaneous.

(a) Legends. Prior to vesting, share certificates evidencing the Restricted Shares shall include the following legend (and, if such Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such shares in such form):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE RESTRICTED SHARE AWARD AGREEMENT, DATED AS OF             , 2012, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED, OR OTHERWISE ENCUMBERED IN ANY MANNER EXCEPT AS PROVIDED IN SUCH AGREEMENT.

(b) Notices. All notices, requests, demands, letters, waivers, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) sent by fax, as follows:

(i) If to the Company, to it at:

Third Point Reinsurance Ltd.

Chesney House

1st Floor

96 Pitts Bay Road

Pembroke HM 06

Bermuda

Attn: General Counsel

with a copy to:

Third Point LLC

390 Park Avenue

New York, NY 10022

Attn: Joshua Targoff

Pine Brook LVR, L.P.

60 East 42nd Street, 50th Floor

New York, NY 10165

Attn: William Spiegel

Kelso & Company, L.P.

320 Park Avenue, 24th Floor

New York, NY 10022

Attn: James J. Connors, II

(ii) If to the Employee, to the Employee’s last known home address, or to such other person or address as any party shall specify by notice in writing to the Company.

All such notices, requests, demands, letters, waivers, and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

(c) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy, or claim under or in respect of any agreement or any provision contained herein.

(d) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement, and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder, subject to the requirements of law.

(e) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the law that might be applied under principles of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the Federal and state courts of New York State located in New York County in respect of the interpretation and enforcement of the provisions of this Agreement. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such action, suit or proceeding and agrees that the mailing of process or other papers in connection with any such action, suit, or proceeding in the manner provided in Section 17(b) or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH PARTY FURTHER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION

ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION, OR VALIDITY OF THIS AGREEMENT. Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (B) each such party understands and has considered the implications of this waiver, (C) each such party makes this waiver voluntarily, and (D) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 17(e).

(f) Section 409A of the Code. This Agreement is intended to be exempt from or comply with the requirements of Section 409A of the Code and all provisions contained herein, including, but not limited to, any adjustment provisions, shall be construed and interpreted in accordance with such intent.

(g) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the date first above written.

THIRD POINT REINSURANCE LIMITED

By:
Name:
Title:

EMPLOYEE

«First_Name» «Last_Name»

Number of Restricted Shares:    «Restricted_Shares»

[Signature Page to Third Point Reinsurance Limited Restricted Share Award Agreement]